                    SCHEDULE 14C INFORMATION

                      Information Statement Pursuant
                      to Section 14(c) of the
                      Securities Exchange Act of 1934


Check the appropriate box:


[    ]     Preliminary Information Statement
[    ]     Confidential, for use of the Commission
           only (as permitted by Rule 14c 5(d)(2))
[    ]     Definitive Information Statement



            AIR TRANSPORTATION HOLDING COMPANY, INC.
    (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
     [  ] No fee required.
     [  ] Fee computed on table below per Exchange Act Rules
          14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:

________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________
     (3)  Per  unit  price  or other
          underlying  value  of transaction
          computed   pursuant   to   Exchange   Act
          Rule 0-11:

________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________
     (5)  Total fee paid:

________________________________________________________________________
[    ]    Check box if any part of the fee is offset as
          provided  by Exchange Act Rule 0-11(a)(2)
          and  identify the  filing  for  which  the
          offsetting  fee  was  paid previously.
          Identify   the   previous   filing    by
          registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
          _________________________________________
     (2)  Form, Schedule or Registration Statement
          No.:
          _________________________________________
     (3)  Filing Party:
          _________________________________________
     (4)  Date Filed:
          _________________________________________

AIR TRANSPORTATION HOLDING COMPANY, INC. NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD AUGUST 11, 1999

To Our Stockholders:

The   annual  meeting of stockholders of Air Transportation Holding  Company,
Inc.  (the "Company")  will  be  held  at  One IndependenceCenter,  101
North  Tryon  Street,   Suite   1900, Charlotte, North Carolina on Wednesday,
August 11, 1999 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

          1.To elect ten directors to serve until their successors are duly elected and qualified;

          2.To approve an amendment to the Air Transportation Holding Company, Inc. 1998 Omnibus Securities Award Plan to increase by 200,000 the number of shares authorized to be issued under such plan;

          3.To approve an amendment to the Company's Certificate of Incorporation to change the Company's name to "AirT, Inc."

          4.To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year; and

          5.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      Only stockholders of record as of the close of business on July 1, 1999 are entitled to notice of and to vote at the annual meeting and adjournments thereof.

      Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      The annual report of the Company also  accompanies this notice.
                   By Order of the Board of Directors
                              John J. Gioffre
                              Secretary

July 14, 1999

AIR TRANSPORTATION HOLDING COMPANY, INC.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (704) 377-2109



                           INFORMATION STATEMENT
                               INTRODUCTION
      This information statement is furnished to the stockholders of  Air
Transportation  Holding  Company,  Inc.   (hereinafter
sometimes referred to as the "Company") by the Board of Directors in connection with the annual meeting of stockholders of the Company to be held on Wednesday, August 11, 1999 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. Action will be taken at the annual meeting for the election of directors, increase in the number of shares authorized under the Company's 1998 Omnibus Securities Award Plan, approval of an amendment to the Company's Certificate of Incorporation to change the Company's name to "AirT, Inc.", the ratification of the appointment of independent auditors, and any other business that properly comes before
the meeting.          As
provided  in  the  Company's bylaws, up to ten directors  may  be elected.

      Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This information statement is being mailed to stockholders on or about July 14, 1999. The Company's 1999 Annual Report to Stockholders accompanies this information statement.


                             VOTING SECURITIES

     Only stockholders of record at the close of business on July 1, 1999 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,764,653. The presence of a majority of the outstanding shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"), represented in person or by proxy at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not effect the outcome of the election of directors. The approval of the amendment to the Company's Certificate of Incorporation to change the Company's name requires the affirmative vote of a majority of the shares of Common Stock outstanding. Accordingly, an abstention and a broker non-vote will have the same effect as a negative vote on this matter. The approval of the amendment to the 1998 Omnibus Securities Award Plan, the ratification of independent auditors and any other business coming before the meeting requires the affirmative vote of a majority of
the  shares  present    or represented at the
meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

                         CERTAIN BENEFICIAL OWNERS

      The  following table sets forth information  regarding  the beneficial  ownership  of shares of Common Stock  (determined  in accordance  with  Rule  13d-3  of  the  Securities  and  Exchange
Commission) of the Company as of May 1, 1999 by each person  that beneficially  owns five percent or more of the shares  of  Common Stock.
Each  person  named in the table          has  sole  voting  and
investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


                                              Amount of        Percent
 Title of       Name and address of        Beneficial Owners      of
   Class        Beneficial Owners          as of May 1, 1999    Class
Common Stock,
par value $.25
per share       Walter Clark and Caroline Clark,
Executors(1)    P.O. Box 488
                Denver, North Carolina 28650      1,288,716(1) 46.6%

                William H. Simpson
                P.O. Box 488
                Denver, North Carolina 28650        261,580(2)  9.4%

_____________________________

     (1) Includes 1,279,272 shares controlled by such individuals as the executors of the estate of David Clark, 7,222 shares owned by Walter Clark and 2,222 shares owned by Caroline Clark.

(2) Includes 1,200 shares held jointly with J. Hugh Bingham and 24,000 shares under options granted by the Company.


                           ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. All of the incumbent directors were elected by the stockholders at the last annual meeting. As provided in the Company's bylaws, up to ten directors may be elected.

                     DIRECTORS AND EXECUTIVE OFFICERS

     J.  Hugh Bingham, age 53, has served as President and  Chief
Operating Officer of the Company since April 1997, as Senior Vice
President  of  the Company from June 1990 until  April  1997,  as
Executive Vice President from June 1983 to June 1990,  and  as  a director
since  March 1987.       Mr. Bingham also  serves  as  Chief
Executive Officer and a director of MAC, as Chief Executive Officer of MAS and as an Executive Vice President and director of CSA.

     Walter Clark, age 42, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997.
Mr. Clark also serves as a director of MAC and CSA.   Mr.
Clark  was elected a director of the Company in April 1996.   Mr. Clark
was self-employed in the real estate development  business
from 1985 until April 1997.
     John  J.  Gioffre,  age 55, has served  as  Vice  PresidentFinance
and  Chief  Financial  Officer  of  the  Company            since
April  1984  and  as  Secretary/Treasurer of  the  Company  since June
1983.      He  has served as a director of the  Company  since
March   1987.    Mr.   Gioffre  also  serves  as  Vice-President,
Secretary/Treasurer and a director of MAC and CSA and as Vice President-Finance, Treasurer and Secretary of MAS.

     J. Leonard Martin, age 62, was elected a director in August 1994 and joined the Company as a Vice President in April 1997. From June 1995 until April 1997, Mr. Martin was an independent aviation consultant. From April 1994 to June 1995, Mr. Martin has served as Chief Operating Officer of Musgrave Machine & Tool, Inc., a machining company. From January 1989 to April 1994, Mr. Martin served as a consultant to the North Carolina Air Cargo Authority in connection with the establishment of the Global TransPark air cargo facility in
Kinston, North Carolina.   From 1955 through 1988 Mr. Martin was employed
by Piedmont Airlines, a commercial passenger airline, in various capacities, ultimately serving as Senior Vice President-Passenger Services.

     William H. Simpson, age 51, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of MAS.

     Menda J. Street, age 47, has served as Vice President of MAC since 1984, and in various other capacities at MAC since 1979.

     Claude S. Abernethy, Jr., age 72, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of IJL Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Carolina Mills, Inc. and Ridgeview Incorporated.

     Sam Chesnutt, age 65, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness         consulting firm. From
November  1988  to December 1994, Mr.  Chesnutt  served  as Executive
Vice  President  of  AgriGeneral  Company,  L.P.,   an agribusiness firm.

     Allison T. Clark, age 43, has served as a director of the Company since May 1997. Mr. Clark is self-employed in the real estate development business since 1987.

     Herman A. Moore, age 69, was elected a director of the Company on June 22, 1998. Mr. Moore is the president of Herman A. Moore & Assoc., Inc., a real estate development company.

     George C. Prill, age 76, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director
for General Publications, Inc., a publisher   of            magazines
devoted  to  the  air  transportation
industry, since November 1992 and was retired from 1990 until that time. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed
consulting services for the aerospace and airline industry.   Mr.  Prill
has  served  as  President  of   Lockheed
International Company, as Assistant Administrator of the FAA,  as a
Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.
     The officers of the Company and its subsidiaries each serve at the pleasure of the Board of Directors. Allison Clark and Walter Clark are brothers.
     Each director receives a director's fee of $500 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors or a committee thereof. Pursuant to the Company's 1998 Omnibus Securities Award Plan (the "Plan"), upon approval of the Plan by the Company's stockholders, each director who is not an employee of the Company received an option to purchase 1,000 shares of Common Stock at an exercise price of $6.375 per share (the closing bid price per share on the date of stockholder approval of the Plan.) The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan. Such options expire ten years after the date they were granted.
      The  Board  of Directors has two standing committees:   the
Audit  Committee  and  the  Compensation  Committee.   The  Audit
Committee consists of Messrs. Abernethy, Chesnutt and Moore each of whom is not an employee of the Company. The Audit Committee met once during the fiscal year. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the scope, fees and results of the audit performed by the independent auditors and to review the adequacy of the Company's system of internal accounting controls and the scope and results of internal auditing procedures.

      The Compensation Committee, which met four times during the most recent fiscal year, consists of Messrs. Abernethy, Chesnutt and Prill, all of whom are non-employee directors. The functions of the Compensation Committee include establishing policies for the
compensation  of  the  Company's  executive  officers         and
determining the types and amounts of remuneration to be paid to the Company's executive officers.

      During the fiscal year ended March 31, 1999, the Board of Directors met four times. Each of the directors attended at least 75 percent of the total of the meetings of the Board of Directors and committees thereof on which such director served during such period, except for Messrs. Abernethy and Moore.

      The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors and executive officers of
the  Company as a group as of May  1,  1999.   Each person  named  in the
table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.








SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                                    Shares and Percent of Common Stock
                                    Beneficially Owned as of  May 1, 1999

Name               Position with Company      No. of Shares   Percent

J. Hugh Bingham    President, Chief Operating
                   Officer, Director              119,080(1)(2) 4.3%
Walter Clark       Chairman of the Board
                   of Directors and Chief
                   Executive Office             1,286,494(3)   46.5%
John J. Gioffre    Vice President-Finance,
                   Secretary and Treasurer,
                   Director                        57,580(4)    2.1%
J. Leonard Martin  Vice President,
                   Director                           100(5)     *
William H. Simpson Executive Vice
                   President, Director            261,580(1)(6) 9.4%
Claude S.
   Abernethy, Jr.  Director                        23,611(7)     *
Sam Chesnutt       Director                         9,600(7)     *
Allison T. Clark   Director                         3,222(7)     *
Herman A. Moore    Director                        31,000(7)    1.1%
George C. Prill    Director                        46,966(7)    1.7%
All directors and
executive officers
as a group (11
persons)           N/A                          1,853,033(8)   66.1%
__________________________________________
*    Less than one percent.
(1) Includes 1,200 shares jointly held by Messrs. Simpson and Bingham.
(2) Includes 6,000 shares under options granted by the Company to Mr. Bingham.
(3) Includes 1,279,272 shares held by the estate of David Clark, of which Mr. Walter Clark is a co-executor.
(4) Includes 4,000 shares under options granted by the Company to Mr. Gioffre.
(5) Such 100 shares are held by Mr. Martin's spouse of which shares Mr. Martin disclaims beneficial ownership.
(6) Includes 24,000 shares under options granted by the Company to Mr. Simpson.
(7)  Includes 1,000 shares under options granted by the Company.
(8) Includes an aggregate of 39,000 shares of Common Stock members of such group have the right to acquire within 60 days.

                            EXECUTIVE COMPENSATION
     The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company's Chief Executive Officer and to the four other executive officers on March 31, 1999 with total compensation of $100,000 or more.

                     SUMMARY COMPENSATION TABLE




                                                        Long-term
                                    Annual        Compensation Awards
Name and principal               Compensation     Securities underlying
   Position               Year                          Options(#)
                               Salary($) Bonus($)


Walter Clark (1)          1999 132,527   20,900            -
Chief Executive Officer   1998  76,236   10,000            -
                          1997    -        -               -

J. Hugh Bingham           1999 203,774   20,900           9,000
Senior Vice President     1998 184,445   70,721            -
                          1997 148,289   50,222            -

John J. Gioffre           1999 128,297   15,675           9,000
Vice President            1998 127,142   52,641            -
                          1997 121,208   37,667            -

J. Leonard Martin (2)    1999  129,955    4,000           9,000
Vice President           1998  117,751   15,953            -
                         1997     -        -               -
William H. Simpson       1999  204,008   20,900            -
Executive Vice President 1998  195,809   70,721            -
                         1997  186,299   50,222            -


______________________________________

(1)  Mr. Walter Clark commenced his employment in April 1997.
(2)  Mr. Martin commenced his employment in April 1997.

      The following table sets forth, for each of the executive officers listed in the Summary Compensation Table information with respect to grants of options to purchase Common Stock made by the Company to such executive officers during the fiscal year ended March 31, 1999, as well as a calculation of the potential realizable value based upon assumed annual rates of stock price appreciation of five and ten percent per year.

                       OPTION GRANTS IN LAST FISCAL YEAR



                      Individual                               Potential
                        Grants                            Realizable value at
                        Number   Percent of                   Assumed
                          Of        Total                   Annual rates
                      Securities   Options  Price          of stock price
                      Underlying  Employees   or           Appreciation
                        Options      in     Base             for Option
                        Granted   Fiscal   Price Expiration    Term (1)
Name                       (#)      Year   ($/SH)  Date    5%($)    10%($)
Walter Clark                -        -        -      -     -        -

J. Hugh Bingham            9,000    5.73     2.75  3/19/03 5,334    11,487

John J. Gioffre            9,000    5.73     2.75  3/19/03 5,334    11,487

J. Leonard Martin          9,000    5.73     2.75  3/19/03 5,334    11,487

William H. Simpson          -        -        -      -       -        -
_________________




(1)The  options  were  granted pursuant  to  the  Company's  1998 Omnibus
   Securities Award Plan (the "Plan").   Options  become exercisable with
   respect to one-third of the total  number  of
   shares each year beginning on the first anniversary of the date of grant. In addition, upon a "change in control" of the Company, as defined in the Plan, the options become immediately exercisable. The options expire four years after the
   date   of  grant.   In  addition,  the  options   expire
   immediately upon the termination of employment, other than termination by the Company without cause or as a result of death, permanent disability or retirement after age 55 with the consent of the Company. Options expire three months after termination of employment without cause, one year after death, permanent disability or retirement after age 55 with the consent of the Company.

(2)     These  amounts, based on the  assumed  5%  and  10%
   appreciation  rates prescribed by the Securities and  Exchange
   Commission rules, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock and may not reflect the actual value ultimately realized by recipients of the options.

     The following table sets forth, for each of the executive officers listed in the Summary Compensation Table who exercised options to purchase shares of Common Stock during the most recent fiscal year, the number of shares  purchased  and  the  value realized  upon  exercise,  which  is
determined  based  on       the
aggregate fair market value of the shares at the time of the exercise minus the aggregate exercise price. The table also sets forth the number of shares of Common Stock underlying unexercised options at March 31, 1999 held by each of the executive officers listed in the Summary
Compensation  Table.   The  table  also includes  the value of such options
at March 31, 1999 based upon the closing bid price of the Company's Common Stock in the overthe-counter market on that date ($3.625 per share) and the exercise price of the options.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                  FISCAL YEAR-END OPTION VALUES



                 Shares          Number of Securities  Value of Unexercised
                Acquired  Value  UnderlyingUnexercised  In-the-MoneyOptions
                   On   Realized Options at FY-End (#)   at FY-End ($)
Name              Exercise  ($)      Exer-    Unexer-  Exer-     Unexer-
                     #             Cisable   cisable cisable    cisable


Walter Clark         -       -        -         -        -       -

J. Hugh Bingham     32,000 35,000     6,000     9,000    14,250   7,875

John J. Gioffre     16,000 18,000     4,000     9,000     9,500   7,875

J. Leonard Martin    -       -        -         9,000    -        7,875

William H. Simpson  28,000 30,000     24,000    -        61,000   -





                      EMPLOYMENT AGREEMENTS

Effective  January  1, 1996, the Company  and  each  of  its subsidiaries entered into employment agreements with J. Hugh Bingham, John J. Gioffre and William H. Simpson, each of substantially similar form. Each of such employment agreements provides for an annual base salary ($130,000, $103,443 and $165,537 for Messrs. Bingham, Gioffre and Simpson, respectively) which may be increased upon annual review by the Compensation Committee of the Company's Board of Directors.  In addition, each such agreement provides for the payment of annual incentive bonus compensation equal to a percentage (2.0%, 1.5% and 2.0% for Messrs. Bingham, Gioffre and Simpson,
respectively)  of the Company's   consolidated  earnings  before
income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within

15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

The  initial term of each such employment agreement  expires on  March
31, 1999, and the term is automatically extended for additional one-year terms unless either such executive officer or the Company's Board of Directors gives notice to terminate automatic extensions which must be givenby December 1 of each year (commencing with December 1, 1996).

Each   such  agreement  provides  that  upon the  executive officer's retirement, he shall be entitled to receive an annual benefit equal $75,000 ($60,000 for Mr. Gioffre), reduced by three percentfor each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer's election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, such executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average ofthe yield on ten-year U.S. Treasury Notes.

Retirement  benefits  shall  be  paid commencing  on   such executive
officer's 65th birthday, provided that such executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement
shall be  offset  by any   other retirement  benefits  that  such  executive
officer receives under any plan maintained by the Company.  In the  event
such   executive  officer  becomes totally  disabled  prior   to retirement,
he will be entitled to receive retirement benefits calculated as described above.

In the event of such executive officer's death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer's estate equal to the single life annuity benefit such executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that such amount would be reduced by five percent for each year such executive officer's death occurs prior to age 65, but in no event more than 50 percent.

Each of the employment agreements provides that if the Company terminates such executive officer's employment other than for "cause" (as defined in the agreement), such executive officer be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if such executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of  the  years remaining under the agreement as was paid for  the
most  recent year prior to termination of employment).   Each  of the
agreements  further provides  that  if  any   payment on termination of
employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such


payment would be reduced to the largest amount that would be fully deductible by the Company.


                CERTAIN TRANSACTIONS

The   Company  leases  its  corporate  and operating
facilities  at the Little Mountain, North Carolina
airport  from Little  Mountain Airport Associates,
Inc. ("Airport Associates"), a corporation whose
stock is owned by J. Hugh Bingham, William H.
Simpson,  John  J. Gioffre, the estate of David Clark
and  three unaffiliated third parties.  On May 30,
1996, the Company renewed its  lease  for this
facility, scheduled to expire on that  date, for  an
additional  five-year term, and  adjusted  the  rent
to account for increases in the consumer price index.
The lease may be  extended  for  an  additional  five-
year  term,  with  rental payments to be adjusted to
reflect changes in the consumer  price index.   Upon
the  renewal,  the  monthly  rental  payment   was
increased from $7,000 to $8,073. The Company paid aggregate rental payments of $96,876 to Airport
Associates pursuant to such lease during the fiscal year ended March 31, 1998. The Company believes that the terms of such lease are no less favorable to the Company than would be available from an independent third party.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE
                    COMPENSATION

      The  Compensation  Committee  of  the  Board
of  Directors establishes  the  compensation paid to
the  Company's  executive officers,   including  the
individuals  named  in  the   Summary Compensation
Table. The Compensation Committee met four times during the fiscal year and also communicated informally by telephone conferences between certain members of the Committee and the distribution of memoranda to all members of the Committee.
Policies

      The  Compensation Committee seeks to establish
compensation policies  that  provide  appropriate
rewards  to  the  Company's executive  officers
commensurate with  their  service  with  the Company
and  to  provide  incentives for  superior
performance. Executive  compensation is comprised of
three  components:   base salary,  annual cash
bonuses and stock option awards. In setting an executive officer's base salary, the Compensation
Committee engages in a subjective evaluation, examining the officer's level of responsibility in the Company and previous base compensation, the officer's performance over both the short and longer terms, the Company's performance over those periods and the length of the officer's service with the Company, assigning no particular weight to any of these factors. The Company has entered into employment agreements with certain of its executive officers establishing a minimum base annual salary and providing for an annual cash bonus equal to an established percentage of the Company's earnings before income taxes and extraordinary items. Accordingly, the Committee believes that a substantial portion of compensation of executive officers will be tied directly to the Company's overall financial performance.

In addition, during the most recent fiscal year,  the
Company  awarded  executive officers and other
employees  bonuses
under  the Company's 1998 Omnibus Securities Award
Plan.  Because the Company has not awarded stock
options to its employees in the several  years,  and
then  awarded  options  only  to  executive officers,
option awards were fairly uniformly distributed
among the  key  employees  of the Company, with each
executive  officer (other  than  the Chief Executive
Officer and the Executive  Vice President) receiving
9,000 options.  These options vest in  equal one-
third increments over three years and expire four
years after they  were  awarded.  No options were
awarded  to  the  Company's Chief  Executive  Officer
in light of his  substantial  existing beneficial
ownership.  The Compensation Committee believes  that
options  are  performance-based  compensation  and
serve  as  an incentive  to  management  to remain
with  the  Company.   Stock options  and other equity-
based performance compensation  may  be awarded in
the future.
Compensation of Chief Executive Officer
      Upon  Mr.  Walter  Clark's appointment as
Chief  Executive Officer  in  April  1997, the
Committee established  his  initial annual  salary at
$60,000.  The Committee authorized an  increase in
Mr. Walter Clark's annual salary to $120,000 in
January 1998. In  setting Mr. Walter Clark's salary,
the Committee deferred  in part  to Mr. Walter
Clark's request that his compensation be kept
relatively  low.  In determining salary and bonus for
Mr.  Walter Clark,  the  Committee  has  used its
subjective  evaluation  of Mr.          Walter
Clark's  performance  and  responsibilities,   the
Company's   overall  performance  and  his   request
that   his
compensation be relatively low. The Committee believes that the scope and his performance of his responsibilities, would justify a higher level of compensation to Mr. Walter Clark.

Compensation Committee
Claude S. Abernethy,
Jr. Sam Chesnutt
George C. Prill


   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      The following graph compares the Company's
cumulative total shareholder  return  at the end of
the five  most  recent  fiscal years, assuming an
investment on March 31, 1994 of $100 in Common Stock
and  reinvestment of all dividends in Common Stock,
along with the cumulative total returns determined on
the same basis of a  broad-based equity market index
-- The Center for Research  in Securities Prices
(CRSP) Total Return Index for the Nasdaq  Stock
Market (U.S. Companies) -- and two peer indices.  The
Company has historically presented in its stockholder
communications a  selfconstructed  peer  index that
includes all  U.S.  companies  with stock registered
with the Securities and Exchange Commission that list
the  code  for overnight package delivery as their
primary standard   industrial  classification  code.
The Company is presenting  a second, more
diversified, peer index this  year-the CRSP  Nasdaq
Trucking  & Transportation Index-in  light  of  the
increasing significance of the Company's aviation
ground  support equipment  and aviation
related parts brokerage  and overhaul  services
businesses.  The Company intends to present  a
comparison  to  the  Nasdaq Trucking &
Transportation  Index  in future years.
     (1)  The  peer  issuers  index  is an index
     constructed  by  the
     Company  and is comprised of all U.S. companies
     with  stock registered  with  the  Securities
     and  Exchange  Commission having  the same
     standard industrial classification code  as the
     Company:  Airborne Freight Corporation, Federal
     Express Corporation   and  Pittston  Services
     Group,  Inc.,   which operates Emery Air
     Freight.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
                     COMPLIANCE

          To the Company's knowledge, based solely on review of the copies of reports under Section
16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1997 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section
16(a) filing requirements, except that Mr. Moore was late in filing a Form 4 report with respect to his acquisition of shares in February 1999.


   ADOPTION OF 1998 OMNIBUS SECURITIES AWARD PLAN

     On June 21, 1999, the Board of Directors
adopted, subject to the  approval  of  the
stockholders, an  amendment  to  the  Air
Transportation  Holding  Company, Inc.  1998  Omnibus
Securities Award   Plan  (the  "Plan").   The  Plan
was  adopted   by the stockholders at the Company's
1998 annual meeting.  The amendment approved by the
Board will increase the number of shares that may be
issued  under the Plan from 165,000 to 365,000.
Options  for all  165,000 shares authorized under the
Plan have been  awarded. By  increasing the number of
shares available under the Plan, the Company  can
continue to use the Plan to allow it to attract  and
retain key employees, to stimulate the efforts of
such employees, and  to  strengthen their desire to
remain with the Company.   In addition, the Plan is
intended to aid the Company in attracting superior individuals to serve as directors.
The following discussion describes the Plan as it is proposed to be amended by the Board of Directors.

Material Features of the Plan

      The Plan is designed to give the Board of
Directors, acting through  a committee of non-
employee directors (the "Committee"), flexibility to
adapt the long-term incentive compensation of  key
employees  to changing business conditions through a
variety  of
long-term  incentive arrangements.  Under the Plan,
the Committee
may grant stock options (both non-qualified and
incentive), stock appreciation   rights,  performance
restricted   stock   awards, performance  awards  and
performance units to employees of the Company holding positions of responsibility in managerial, administrative, operational or professional capacities ("Key Employees"). The
Plan also provides for the grant of options  to non-

employee  directors  ("Nonemployee   Directors") upon
the initial  approval  of the  Plan  in  1998  or
upon  a director's  initial election to the Board
thereafter.   The  Plan also Nonemployee Directors to
elect to take their compensation in the form of stock options instead of cash. In addition to the enumerated incentive compensation awards, the
Committee  may establish other types of Key Employee
Awards it  determines  are
consistent with the Plan's purposes.

      Key  Employee Stock Options.  Under the Plan,
the Committee
may grant awards in the form of options to purchase
shares of the Company's Common Stock.  The Committee
will determine the  number of  shares  subject to the
option, the manner  and  time  of  the option's
exercise  and the exercise price  per  share  of
stock subject to the option.  In no event may the
exercise price  of  a stock  option be less than 100%
of the fair market value  of  the Common  Stock  on
the date of the grant.  The last  sale  of  the
Common Stock on June 18, 1999 was at $5.125 per
share.  All stock options  under the Plan will expire
no later than ten years  from the  date  of  the
grant, and the exercise price  of  outstanding
options  may not be altered by the Committee.  The
Plan  provides for  the grant to Key Employees of
incentive stock options within the  meaning  of
Section 422 of the Internal  Revenue  Code,  as
amended (the "Code").
       Stock  Appreciation  Rights.   The  Plan
authorizes   the Committee  to  grant stock
appreciation rights  ("SARs")  to  Key Employees.   A
SAR  consists of the right to receive  a  payment
equal  to  appreciation in market value of the stated
number  of shares  of Common Stock from the SAR
exercise price to the market value on the date of its
exercise.
      The  Committee  determines the  number  of
shares  of  the Company's Common Stock subject to the
SARs, the manner  and  time of  the  SAR's  exercise
and exercise price  of  the  SAR,  which exercise
price may in no event be less than 100%  of  the
fairmarket value of the Common Stock on the date of
grant of the SAR. SARs  may  be  granted either in
tandem with Key  Employee  stock options or
independent of the grant of such options.
      Performance  Restricted  Stock  Program.   The
performance restricted  stock program provides Key
Employee participants  the opportunity  to earn
shares of the Company's Common  Stock  based upon
the  achievement  of  objective  goals  determined
by  the Committee.   Under this program, the
Committee may establish  for any  Key  Employee a
target award for a performance cycle,  which target
is  expressed as a fixed number of shares  of
restricted Common Stock.
      Each performance cycle will be one year or
longer as set by the  Committee,  and performance
cycles can  be  of  varying  and overlapping
durations.  Within the first 90 days of a performance
cycle,  the  Committee will establish written
performance  goals based  on  objective business
criteria enumerated  in  the  Plan, which   are
limited  to  return  on  net  assets,   return   on
stockholders'  equity,  return  on  assets,  return
on  capital, stockholder  returns,  profit margin,
earnings  per  share,  net earnings,  operating
earnings, Common Stock price per share,  and sales
or market share (the "Performance Criteria").  Awards
are paid for the performance cycle only if the
performance goals  are attained.   At  the  same
time, the Committee will establish a performance formula that will determine, assuming the performance goals for the performance cycle are achieved, what percentage of the participant's target award for the performance cycle has been earned.

After the close of each performance cycle, the Committee will calculate, based upon application of the performance formula to the performance goals, what percentage of the target award has been earned for the period, although the Committee will have the authority to reduce or eliminate an award based on any other objective or subjective criteria it deems appropriate.

      Awards under this program will be paid in restricted Common Stock. Such stock may not be sold, transferred or encumbered by the participant during the restriction period established by the Committee, which restriction period will be at least three years.

      Except  in the case of a "change in control" of
the Company (as defined in the Plan), in the event a
participant's employment is  terminated prior to
completion of a performance cycle for any reason
other than death, disability, retirement or another
reason approved  by  the Committee (an "Approved
Reason"),  all  of  the awards  granted  to  the
participant for  such  cycle  shall  be forfeited.
In addition, any such termination (whether or not  it
occurs during a performance cycle) will cause the
participant  to forfeit  any  restricted  Common
Stock  that  is  subject  to  an unexpired
restriction  period.  In  the  event  a
participant's employment is terminated due to death,
disability, retirement  or an  Approved Reason prior
to the completion of such cycle, he  or she  shall
receive, assuming Awards are earned for such cycle,
a pro  rata award based upon his or her employment
during the cycle prior  to termination of employment
and the participant  will  be entitled  to keep
restricted Common Stock subject to an unexpired
restriction  period  in a pro rata amount based  on
the  elapsed portion of the restriction period prior
to termination.
      Performance Awards Program.  The Performance
Award  Program is  structured  similarly  to  the
Performance  Restricted  Stock Program, and provides
participants the opportunity to earn awards in the
form of cash or Common Stock, subject to such
restrictions as the Committee determines.
      Performance  Awards  will  be based  on
written  objective performance  goals  for a
performance period (which  must  be  at least  one
year,  but  it  can  be of  varying  and  overlapping
durations)  established  by  the  Committee.   Awards
will  be
determined by applying a performance formula to the performance goals (which must be based only on one or more of the Performance Criteria) attained in the performance period to determine an award expressed as a percentage of the participant's base salary. The
Committee will have the authority to reduce or eliminate Performance Awards in the same manner as under the Performance Restricted Stock Program.
The termination of a participant during a performance period will be treated in an equivalent manner as under the Performance Restricted
Stock Program.

      Performance Units.  The Plan allows the
Committee to  grant Awards in the form of Performance
Units which are units valued by reference to criteria selected by the Committee, which are not limited to the Performance Criteria specified in the Plan. Performance Units are similar to Performance Restricted Stock Program Awards in that they are contingently awarded based on the attainment of certain performance objectives over a fixed period; however, Performance Units shall not be payable in Common Stock. The length of such period, the performance objectives to be achieved during the period and the measure of whether and to what degree such objectives have been achieved will be determined by the Committee.

      Limitation  on  Awards.  The maximum number  of
shares  of Common  Stock for which stock options may
be granted to  any  Key Employee  in  a calendar year
is 50,000.  The maximum  number  of shares of Common
Stock for which stock appreciation rights may be
granted  to  any Key Employee in a calendar year is
50,000.   The maximum  number of shares of Common
Stock for which an Award may be made under the Performance Restricted Stock Program in any performance cycle is 5,000. The maximum Award that may be granted under the Performance Award
Program for any performance period is $100,000 or, in the event the Performance Award is paid in shares of Common Stock, the Common Stock equivalent thereof as of date of payment.

      Director  Formula Options and Deferral Options.
The  Plan
provides for the grant, upon a Nonemployee Director's
election at the  1998  annual  meeting of
stockholders or  upon  his  or  her subsequent
initial election or appointment  as  Director,  of  a
Formula  Option to purchase 1,000 shares of the
Company's  Common Stock at  an  exercise price of no
less than 100% of  the  fair-market  value of the
Company's Common Stock on the date of grant. The
formula for the grant of Formula Options may not be
altered by  the Committee more often than once every
six months except as necessary  to  comply  with the
Code or the  Employee  Retirement Income Security
Act.  Formula options may not be exercised sooner
than  six months from (i) the date of grant or (ii)
the  date  of shareholder  approval of the Plan,
whichever is  later.   Formula Options  become
immediately exercisable upon a Director's  death,
disability  or  retirement or upon a Change  in
Control  of  the Company (as defined in the Plan).
      The Plan also provides that Nonemployee
Directors may elect annually  to receive their
compensation for service as a Director for  the
following year (not including reimbursement of
expenses) in the form of Deferral Options.  Deferral
Options are granted at the  commencement of the 12-
month period for which  the  election has  been
made.  The number of Deferral Options  granted  to
an electing  Nonemployee Director in any year  shall
be  an  amount whose value,  as  determined by any
generally  accepted  option pricing  model, is
equivalent on the date of grant  to  the  cash
compensation which the Nonemployee Director would
otherwise  have been entitled to receive for the
year.
      In  general, Deferral Options become
exercisable  one  year after the date of grant and
are exercisable at a price equal  to
the  market price of the Company's Common Stock at
the  close  of business  on the day of grant, or next
preceding trading  day  if the  date of grant is not
a trading day.  Deferral Options become immediately
exercisable upon a Director's death,  disability  or
retirement  or  upon a Change in Control of the
Company.   If  a Director's tenure ends for a reason
other than death, disability, retirement or change in control, then the number of Deferral Options granted for the year in which the tenure ends shall be reduced to reflect the amount of compensation actually earned by the Director in that year.

      Available  Shares.   The  maximum amount  of
Common Stock reserved and available for issuance under the Plan is 365,000 shares, which number may be adjusted by the Committee for to reflect future stock splits, stock dividends and other changes in the capital structure of the Company.
Shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or are settled in cash in lieu of Common Stock, will not again be available for grant under the Plan.

       Eligibility  for  Participation.   The
selection  of  Key Employees to participate in the
Plan is within the discretion  of the  Committee.
The Committee has not determined  how  many  Key
Employees will ultimately participate in the Plan.
However,  the Committee intends to grant awards under
the Plan to Employees who the  Committee  believes
can have a significant  effect  on  the growth,
profitability  and success of the  Company.   There
are approximately 40 employees of the Company in this
category.  Only Nonemployee Directors are eligible to
receive Formula Options and Deferral   Options.
There  are  currently   five   Nonemployee Directors,
each  of  whom received a Formula  Option  for  1,000
shares of Common Stock upon initial stockholder approval of the Plan at the 1998 annual meeting of stockholders. Other benefits to potential participants under the Plan are not presently determinable.

      Change in Ownership or Control.  For all awards
(other than Formula Options and Deferral Options, the
treatment of which  has been  discussed  above)  in
the event  of  a  Change  In  Control (defined as a
change in a majority of directors resulting from  a
tender offer, merger or similar transaction), a
participant whose employment   is  terminated  for  a
reason  other  than   death, disability,  cause,
voluntary resignation other  than  for  "Good Reason"
(as described below) or retirement, within two years
of the  date  of  such  event  will be  entitled  to
the  following treatment  under  the  Plan: (i) all
of  the  terms,  conditions, restrictions   and
limitations  in  effect   on   any   of   the
participant's outstanding awards will immediately
lapse, (ii) all of the participant's outstanding
awards will automatically become 100%  vested,  (iii)
all of the participant's  outstanding  stock options,
SARs, Common Stock awards, unpaid Performance
Restricted Stock and Performance Awards and other
stock-based awards will be immediately  paid  and
(iv) all of the participant's  outstanding
performance units will be paid.
      As  provided  in  the  Plan, during  such  two-
year  period following a Change in Control, a
participant voluntarily resigns, the  participant's
awards under the  Plan  will  be  treated  as
described   in  the  immediately  preceding
paragraph   if   the participant  resigns for "Good
Reason," which is defined  in  the Plan  to  include
the  assignment to the participant  of  duties
inconsistent   with   the  participant's  position,
duties or responsibilities immediately prior to the
Change  in  Control,  a reduction  in the
participant's base salary or in benefits  under any
benefit   or  incentive  plan  in  which  the
participant participated at the time of the Change in Control, relocation to a place more than 30 miles from the participant's workplace at the time of the Change in Control or reduction in paid vacation time.
      The  Plan also provides that if the Company's
Common Stock ceases to be actively traded on the exchange or quotation system on which it is then traded, then all participants, regardless of whether their employment is terminated, will automatically receive the same treatment afforded to a participant terminated without cause upon a Change
In Control.

      Plan  Administration and Termination.  The
Committee that administers the Plan may be comprised of either the Compensation Committee of the Board or other committee designated by the Board, provided, that each of the members of the Committee must be both a "disinterested director" and an "outside director" as defined under applicable law. No member of the Committee is eligible to be selected to participate in the Plan except through Formula Options and Deferral Options.
Among the powers  granted to  the


Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select key employees of the Company and its subsidiaries to receive Awards and determine the form and amount and other terms and conditions of such Awards.

      The  Plan  authorizes the Committee to grant
Common  Stock Awards  to Key Employees during the
period from August  13,  1998 through  August  13,
2001; except that the Committee  may  grant Awards
under  the  Performance  Award  Program  and
Performance Restricted  Stock  Program  after such
date  in  recognition  of performance  for
Performance  Cycles  and  Performance   Periods
commencing prior to such date. The Committee may suspend or terminate the Plan at any time, with or without prior notice. In general, the Committee may not make substantive amendments to the Plan without stockholder approval.

Plan Benefits

      No  Awards  have  been made to date under  the
Plan. The
Company  has no existing stock option plans.  Since
the grant  of Awards   under  the  Plan  is  entirely
within the Committee's discretion, subject to the limitations set forth in the Plan, it is not possible to determine the amount of Awards that would have been granted for the last fiscal year had the Plan been in effect.

Federal Income Tax Consequences

      The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

      Stock Options. A participant who is granted an incentive stock option within the meaning of
Section 422 of the Code should not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the latter of two years from the date of grant of such option and one year from the exercise of such option, any gain or loss realized on a subsequent disposition of the shares will be treated as a longterm capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes.
     Upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the transfer of the shares to the participant or within two years after the date of grant of the incentive stock option
(including the delivery of such shares in payment of the exercise price of another incentive stock option within such period), any excess of (a) the lesser of
(i) the fair market value of the shares at the time of exercise of the option and (ii) the amount realized on such disqualifying sale or other disposition of the shares over (b) the exercise price of such shares, should constitute ordinary income to the participant and the Company should be entitled to a deduction in the amount of such income.
The excess, if any, of the amount realized on a disqualifying sale over the fair market value of the shares at the time of the exercise of the option

generally will constitute short-term or long-term capital gain and will not be deductible by the Company.

      A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company will be entitled to a corresponding deduction for the same amount.

      Other  Awards.   The  grant of an SAR has  no
Federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant equal to the difference between the exercise price of the shares and the market price of such shares of the date of exercise and a corresponding deduction by the Company.

     A participant who has been granted either
Performance Awards or  Performance Units will not
realize taxable income at the time
of  grant, and the Company will not be entitled to a
deduction at such  time.   A participant will realize
ordinary income  at  the time the Award is paid, and
the Company will have a corresponding deduction.  If
an Award is paid in the form of Common Stock,  the
participant   will   be  treated  as  having
received   taxable compensation in an amount equal to
the then fair market value of the Common Stock distributed to him or her and the Company will receive a corresponding deduction for the same amount.
      A participant who has been granted an Award of restricted shares of Common Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at the time of grant, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair-market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

      Limitation  on  Income Tax Deduction.  The
Plan  has  been designed  to enable any Award granted
by the Committee under  the Plan   to   a  Key
Employee  to  qualify  as  "performance-based
compensation"  under Section 162(m) of the  Code.
Through  such qualification,  the  Company can
preserve  the  deductibility of certain compensation
in the event that the annual compensation of a Key
Employee exceeds $1,000,000.
      Under  certain  circumstances the  accelerated
vesting        or
exercise of options or other awards under the Plan in connection with a change of control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.
Other Information

      Approval of the proposed amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting.

               APPROVAL OF AMENDMENT TO COMPANY'S
     CERTIFICATE OF INCORPORATION TO CHANGE NAME

     On  April  30,  1999,  the  Board  of  Directors
adopted  a resolution to amend the Company's
Certificate of Incorporation to change  the Company's
name to "AirT, Inc."  Although the  Company has  used
its current name for over 15 years, the November
1997 name  change  by  a  company formerly known as
ValuJet,  Inc. to
"AirTran   Holdings,  Inc."  and  the  similarity
in   business
operations of the two companies-AirTran Holdings,
Inc. operates a passenger   airlines--has  resulted
in  substantial   confusion. Almost  daily, the
Company receives multiple telephone calls  and
correspondence intended to be directed to AirTran
Holdings,  Inc. Although  the  Company has requested
that AirTran Holdings,  Inc. change  its  name to
eliminate this confusion, AirTran  Holdings, Inc.
appears unwilling to do so voluntarily.  Because the
Company does   not   operate  any  consumer  business
using   the    "Air
Transportation Holding Company" name and is known by
many  simply as  "AirT,"  the  Board of Directors
believes that  changing  the Company's  name to
"AirT," rather than pursuing any legal  remedy the
Company  may  have,  is the most cost-appropriate
means      of
eliminating this confusion.

     Accordingly,  the  Board of Directors
recommends  that  the stockholders approve the
following resolution:
     "RESOLVED,  that the Certificate of
Incorporation
     of Air Transportation Holding Company, Inc. be amended to change the name of the Company to `AirT, Inc.' and
     that Article 1 of the Certificate of   Incorporation  be
     amended to read in its entirety as follows: `The name of the Corporation is AirT, Inc.'"

Approval of this amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.


              RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending March 31, 2000. This firm has served as the independent auditors for the Company since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.
                     ADDITIONAL INFORMATION

      THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF
SHARES ENTITLED         TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR TRANSPORTATION HOLDING COMPANY, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN
J. GIOFFRE, SECRETARY.


                          OTHER MATTERS

     The Board of Directors knows of no other matters that may be presented at the meeting.

AIR TRANSPORTATION HOLDING COMPANY, INC.



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                   AUGUST 11, 1999
                      AND INFORMATON STATEMENT


JULY 14, 1999



